Exhibit 10.21

Amendment to the Acknowledgment and Amendment Letter
and the Original Agreement

THIS AMENDMENT (the “Amendment”) TO THE ACKNOWLEDGMENT AND AMENDMENT LETTER AND THE ORIGINAL AGREEMENT (both as defined below), is dated as of May 19, 2010, by and between China Yongxin Pharmaceuticals Inc., a Delaware corporation (the “Seller”) and PmMaster Beijing Software Co., Ltd (the “Purchaser”) (collectively, the “Parties”).  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Stock Purchase Agreement by and between the Seller and Purchaser on March 1, 2010 (the “Original Agreement”) and/or in the Acknowledgment and Amendment Letter (as defined below).  Subject to the modifications and amendments provided herein, all other terms of the Original Agreement shall remain in full force and effect.

RECITALS

A.
On March 1, 2010, pursuant to the Original Agreement, Purchaser purchased from Seller and Seller sold, transferred and delivered to Purchaser, all of the equity interests in the Subsidiaries (as defined in the Agreement) for a total consideration of $20,000 (“Purchase Price”).

B.
On May 15, 2010, the Parties entered into an Acknowledgment and Amendment Letter (the “Acknowledgment and Amendment Letter”) to amend Section 2.2 of the Original Agreement to clarify that the Purchase Price was paid by the Purchaser to purchase the Subsidiaries, including all of the assets and liabilities of the Subsidiaries.

C.
For the sake of further clarity, the Parties wish to execute this Amendment to further amend the Original Agreement, as amended by the Acknowledgment and Amendment Letter, to specify that in exchange for the Purchase Price, Purchaser is: (1) purchasing the Shares, (2) purchasing all of the assets of the Subsidiaries, and (3) assuming all of the liabilities of the Subsidiaries.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, the parties, intending to be legally bound, hereby agree as follows:

1.  The Parties hereby acknowledge and agree that Section B. of the Recitals in the Original Agreement shall be amended and replaced in its entirety as follows:

“B.  In consideration of the covenants and agreements set forth herein, Seller desires to sell the Shares and the Subsidiaries’ Assets and Liabilities (as both terms are defined below) to Purchaser and Purchaser desires to purchase the Shares and the Subsidiaries’ Assets and Liabilities from Seller on the terms and conditions set forth in this Agreement (this transaction is hereinafter referred to as the “Sale”).”

2.  The Parties hereby further acknowledge and agree that Section 2.1 of the Original Agreement, and Section 2.2 of the Original Agreement, as amended in the Acknowledgment and Amendment Letter, shall each be amended and replaced in their entirety as follows:

“Section 2.1  Sale of Subsidiaries.  Subject to the terms and conditions of this Agreement, and in consideration of the covenants and agreements set forth herein (including the waiver set forth in Article 3 hereof), on the Effective Date, Purchaser shall purchase and assume from Seller, and Seller shall sell, transfer, assign and deliver to Purchaser: (a) all of the assets of the Subsidiaries, including the Digital Learning Institute software platform, and (b) all of the liabilities of the Subsidiaries in the approximate amount of $1.9 million (collectively, the “Subsidiaries’ Assets and Liabilities”).  In connection with the Sale, Seller shall sell, transfer and deliver and Purchaser shall purchase and acquire the Shares, free and clear of all options, pledges, security interests, voting trusts or similar arrangements, liens, charges or other encumbrances or restrictions of any kind whatsoever (collectively, “Encumbrances”).”

“Section 2.2 Purchase Price.  In consideration for the Subsidiaries’ Assets and Liabilities and the Shares, Purchaser shall pay by wire transfer to Seller the sum of $20,000.”

IN WITNESS WHEREOF, the undersigned Parties have executed this Amendment as of the date first written above.

PURCHASER:	SELLER:

PmMaster Beijing Software Co., Ltd	China Yongxin Pharmaceuticals Inc.

/s/ Chiu Gang	/s/ Yongixin Liu
Name: Chiu Gang	Name: Yongxin Liu
Title: Chief Executive Officer	Title: Chief Executive Officer